EXHIBIT 5.1

                                                     September 20, 1996

MK Rail Corporation
1200 Reedsdale Street
Pittsburgh, PA  15233

                           RE:      MK Rail Corporation

Ladies and Gentlemen:

                  We have acted as counsel for MK Rail Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 11,149,000 shares of the Company's $.01 par value common stock ("Common Stock"), to be offered by certain selling stockholders of the Company ("Selling Stockholders") upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-3 (the "Registration Statement") covering the Shares to be filed with the Securities and Exchange Commission.

                  In connection therewith, we have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company and such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinion hereinafter set forth.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof. As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

                  Based upon and subject to the foregoing, we are pleased to advise you that it is our opinion that the shares of Common Stock proposed to be sold by the Selling Stockholders have been duly and validly authorized for issuance and are fully paid and non-assessable shares of Common Stock.




                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption "Legal Matters."

                                                Very truly yours,

                                                /s/ DOEPKEN KEEVICAN & WEISS
                                                -----------------------------
                                                DOEPKEN KEEVICAN & WEISS
                                                PROFESSIONAL CORPORATION






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